2.2
                    Certificate of Amendment of Articles of
                       Incorporation dated March 10, 1994

[LOGO]    State of California
          OFFICE OF THE SECRETARY OF STATE

        I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

        That the annexed transcript has been compared with the record of file in this office, of which it purports to be a copy, and that same is full, true and correct.

[SEAL]  THE GREAT SEAL OF THE STATE OF CALIFORNIA

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California

                                                /s/ TONY MILLER
                                                --------------------------
                                                Acting Secretary of State

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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                              GREG PLUNKETT, INC.


         GREGORY B. PLUNKETT AND STEVEN KAY certify that

         1. They are the president and the secretary, respectively, of GREG PLUNKETT, INC., a California corporation.

         2. Article IV of the Articles of Incorporation is amended to read as follows:

         "This Corporation is authorized to issue only one class of shares of stock, and the total number of shares which this Corporation is authorized to issue is Twenty Million (20,000,000). Upon the amendment of this article, each outstanding share is converted into or reconstituted as 1,000 shares."


         3. The amendment herein set forth has been duly approved by the board of directors.

         4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 13,600. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

Dated:       March 8, 1994

                                  /s/ Gregory B. Plunkett
                                  ------------------------------
                                  Gregory B. Plunkett, President



                                  /s/ Steven Kay
                                  ------------------------------
                                  Steven Kay, Secretary

                    Verification by Written Declaration


     Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated:  March 8, 1994

                                  /s/ Gregory B. Plunkett
                                  ------------------------------
                                  Gregory B. Plunkett, President


                                  /s/ Steven Kay
                                  ---------------------------
                                  Steven Kay, Secretary